Exhibit 99.1

Access National Reports 28% Increase in Income for 2008

RESTON, Va.--(BUSINESS WIRE)--January 28, 2009--Access National Corporation (NASDAQ:ANCX), holding company for Access National Bank, reported net income for the fourth quarter of 2008 of $1.222 million, or $.12 per diluted share compared to $625 thousand or $.06 per diluted share for the same period in 2007. For the year ended December 31, 2008, net income was $4.744 million, or $.46 diluted earnings per share compared to $3.702 million or $.31 diluted earnings per share in 2007, an increase of 28%

Earnings were substantially impacted in 2008 by the $5.4 million charged to the provision for loan losses and added to the allowance for loan losses. Net charge offs for the year totaled $5.7 million as non-performing loans were charged off or written down as a result of the economic environment. The allowance for loan losses remains strong at $7.5 million and represents 1.54% of total loans held for investment at December 31, 2008.

Non-performing assets (NPA) totaled $7.3 million or 1.28% of loans held for investment and loans held for sale plus real estate owned. NPA consists of five loans totaling $2.9 million in non-accrual status and two commercial properties in other real estate owned with a value of $4.4 million.

Assets totaled $702.3 million at December 31, 2008 compared to $622.4 million at December 31, 2007. Loans held for investment totaled $485.9 million, compared to $477.6 million at December 31, 2007.

Deposits totaled $485.4 million at December 31, 2008 compared to $473.4 million at December 31, 2007, an increase of approximately $12.0 million. Non-interest bearing deposits increased $15.6 million or 26.2% and totaled $75.0 million compared to $59.4 million at December 31, 2007. Time deposits increased $43.5 million and savings and other interest bearing deposits decreased $47.1 million.

Net interest margin for the three months ended December 31, 2008 was 3.46%, up from 3.30% for the same period in 2007. Net interest margin for the year ended December 31, 2008 was 3.47% improved from 3.17% in 2007.

The company’s mortgage banking segment reported year to date origination volume of $853.8 million compared to $1.1 billion in 2007, a 20.2% decline in volume.

On January 6, 2009 the Company announced it had received preliminary approval from the U.S. Treasury to participate in the Capital Purchase Program in the amount of $16 million.

Access National Corporation and its subsidiary bank continue to exceed standards of being “Well Capitalized” as defined under banking regulations. The positive earning performance for the quarter represented the company’s 34th consecutive quarterly profit out of its 36 quarter history.

Access National Corporation is the parent company of Access National Bank, an independent nationally chartered bank. The Bank, established in December 1999, serves the business community in the greater DC Metropolitan area. Additional information is available on our website at www.AccessNationalBank.com. The shares of Access National Corporation are traded on the NASDAQ National Market under the symbol "ANCX".

This press release contains “forward-looking statements” within the meaning of the federal securities laws. These statements may be identified as “may”, “could”, “expect”, “believe”, anticipate”, “intend”, “plan” or variations thereof. These forward-looking statements may contain information related to those matters such as the Company’s intent, belief, or expectation with respect to matters such as financial performance. Such statements are necessarily based on assumptions and estimates and are inherently subject to a variety of risks and uncertainties concerning the Company’s operations and business environment, which are difficult to predict and beyond control of the company. Such risks and uncertainties could cause the actual results of the Company to differ materially from those matters expressed or implied in such forward-looking statements. For an explanation of certain risks and uncertainties associated with forward-looking statements, please refer to the Company’s Annual Report on Form 10-K and other SEC files.

Access National Corporation
Consolidated Balance Sheet

	December 31	December 31
	2008	2007
(In Thousands)	(unaudited)

ASSETS

Cash and due from banks	$8,785	$6,238

Interest bearing balances and federal funds sold	13,697	13,266

Securities available for sale	91,015	73,558

Loans held for sale- Carried at fair value in 2008	84,312	39,144

Loans held for investment net of allowance for loan losses of $7,462 and $7,462 respectively	478,467	470,136

Premises, Equipment and Land	9,211	9,712

Other assets	16,837	10,322

Total assets	$702,324	$622,376

LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES
Non-interest bearing deposits	$75,000	$59,416

Savings and interest bearing deposits	95,730	142,820

Time Deposits	314,671	271,182

Total deposits	485,401	473,418

Short-term borrowings	103,575	41,676

Long-term borrowings	41,107	39,524

Subordinated debentures	6,186	6,186

Other liabilities and accrued expenses	8,110	3,611

Total Liabilities	644,379	564,415

SHAREHOLDERS' EQUITY
Common stock $0.835 par value; 60,000,000 authorized; issued and outstanding, 10,240,747 and 10,840,730 shares respectively	8,551	9,052

Surplus	17,410	21,833

Retained earnings	31,158	26,846

Accumulated other comprehensive income (loss)	826	230

Total shareholders' equity	57,945	57,961

Total liabilities and shareholders' equity	$702,324	$622,376

Access National Corporation
Consolidated Statement of Operations

	Three Months	Twelve Months	Twelve Months
	Ended 12/31/08	Ended 12/31/08	Ended 12/31/07
(In Thousands Except for Share Data)	(unaudited)	(unaudited)	(unaudited)

INTEREST INCOME
Interest and fees on loans	$8,497	$34,875	$40,303

Interest on federal funds sold & bank balances	43	486	830

Interest on securities	995	3,431	4,293
Total interest income	9,535	38,792	45,426

INTEREST EXPENSE
Interest on deposits	3,239	14,051	18,125

Interest on other borrowings	830	3,689	7,179
Total interest expense	4,069	17,740	25,304
Net interest income	5,466	21,052	20,122

Provision for loan losses	1,761	5,423	2,588
Net interest income after provision for loan losses	3,705	15,629	17,534

NONINTEREST INCOME
Service charges and fees	116	438	365

Gain on sale of loans	6,938	24,859	20,241

Other Income	1,655	5,516	7,101
Total noninterest income	8,709	30,813	27,707

NONINTEREST EXPENSE
Salaries and benefits	4,853	20,781	19,578

Occupancy and equipment	598	2,479	2,530

Other operating expense	5,004	15,738	17,841
Total noninterest expense	10,455	38,998	39,949
Income before income tax	1,959	7,444	5,292

Income tax expense	737	2,700	1,590
NET INCOME	$1,222	$4,744	$3,702

Earnings per common share:
Basic	$0.12	$0.46	$0.32
Diluted	$0.12	$0.46	$0.31

Average outstanding shares:
Basic	10,225,345	10,298,631	11,620,130
Diluted	10,304,531	10,423,555	11,866,468

Access National Corporation
Selected Financial Data
(In Thousands, Except for Share Data)

	December 31	December 31	Percent
	2008	2007	Change
Period end balances
Assets	$702,324	$622,376	13%
Loans held for investment	485,929	477,598	2%
Loans held for sale	84,312	39,144	115%
Interest bearing deposits & federal funds sold	13,697	13,266	3%
Investment Securities (at fair value)	91,015	73,558	24%
Earning assets	671,592	603,217	11%
Interest bearing deposits	410,401	414,002	-1%
Deposits	485,401	473,418	3%
Shareholder's equity	57,945	57,961	0%
Mortgage loan originations	853,797	1,069,747	-20.2%
Quarterly averages
Assets	649,817	632,752	2.7%
Loans held for investment	489,597	481,195	1.7%
Loans held for sale	27,810	22,054	26.1%
Interest bearing deposits & federal funds sold	30,202	27,491	9.9%
Investment Securities	83,805	84,031	-0.3%
Earning assets	631,633	614,590	2.8%
Interest bearing deposits	402,210	397,179	1.3%
Deposits	470,440	458,515	2.6%
Repurchase agreements & federal funds	24,231	14,915	62.5%
Commercial paper & other short term borrowings	23,264	13,582	71.3%
FHLB borrowings	60,577	75,967	-20.3%
Shareholders' equity	57,300	60,420	-5.2%
Averages (YTD)
Assets	624,450	649,584	-4%
Loans held for investment	484,764	472,373	3%
Loans held for sale	25,757	49,750	-48%
Interest bearing deposits & federal funds sold	26,911	17,474	54%
Investment Securities	68,861	93,872	-26.6%
Earning assets	605,954	633,928	-4%
Interest bearing deposits	387,659	382,645	1%
Total Deposits	450,874	445,000	1%
Repurchase agreements & federal funds	16,433	12,411	32%
Commercial paper & other short term borrowings	20,696	15,913	30%
FHLB borrowings	67,697	102,156	-34%
Shareholders' equity	56,882	63,343	-10%
Earnings
Net income (QTR)	1,222	626	95%
Net income (YTD)	4,744	3,702	28%
Net income (TTM)	4,744	3,702	28%
Banking segment - income before taxes	4,543	9,379	-52%
Mortgage segment - income before taxes	4,295	(2,817)	252%
Other segments - income before taxes (1)	(1,394)	(1,270)	-10%
Consolidated - income before taxes	7,444	5,292	41%
Common shares outstanding	10,240,747	10,840,730	-5.5%
Book value	$5.66	$5.35	6%
Basic EPS	$0.46	$0.32	44%
Diluted EPS	$0.46	$0.31	48%
Average outstanding shares
Basic	10,298,631	11,620,130	-11.4%
Diluted	10,423,555	11,866,468	-12.2%
Return on average assets (QTR annualized)	0.75%	0.40%	90.1%
Return on average equity (QTR annualized)	8.53%	4.14%	105.8%
Average assets (YTD)	624,450	649,584	-3.9%
Return on average assets (YTD)	0.76%	0.57%	33.3%
Average shareholders equity (YTD)	56,882	63,343	-10.2%
Return on average equity (YTD)	8.34%	5.84%	42.7%
Net Interest Margin - QTR annualized	3.46%	3.30%	4.9%
Net Interest Margin - YTD	3.47%	3.17%	9.5%
Efficiency ratio - bank only	55.36%	50.87%	8.8%
Efficiency ratio - consolidated	75.19%	83.52%	-10.0%
Asset quality
Allowance for loan losses	7,462	7,462	0%
Allowance for loan losses/loans held for investment	1.54%	1.56%	-1.7%
Allowance for loan losses-loans held for sale	1,439	119	1109.2%
Non-performing assets	7,330	2,702	171.3%
Non-performing assets/Total loans plus OREO	1.28%	0.56%	127.8%
Net charge-offs to average loans (YTD)	1.07%	0.12%	795.3%

(1)Access National Corp. & Access Real Estate LLC
(TTM - Trailing Twelve Months)

CONTACT:
Access National Corporation
Michael Clarke, 703-871-2100